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                                                                    EXHIBIT 99.2


                                                                James C. Kennedy
                              Vice President, Deputy General Counsel & Secretary
                                                  American Financial Group, Inc.
                                                        Direct Dial 513.579.2538
                                                                Fax 513.579.0108
                                                        email jkennedy@amfin.com
                               September 20, 2004

National Interstate Corporation
Attn: Michael A. Schroeder
3250 Interstate Drive
Richfield, Ohio 44286-9000

Dear Mr. Schroeder:

      The purpose of this letter is to give my consent to National Interstate Corporation (the "Company") to include me as a director-nominee in the Registration Statement on Form S-1, Form 8-A or other appropriate forms and any amendments or supplements thereto under the Securities Act of 1933, as amended, that the Company proposes to file with the Securities and Exchange Commission with respect to the its initial public offering of securities.

                                       Yours truly,

                                       /s/ James C. Kennedy
                                       ------------------------
                                       James C. Kennedy